UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 11, 2018

Marina Biotech, Inc.

Exact name of registrant as specified in its charter)

Delaware	000-13789	11-2658569
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17870 Castleton Street, Suite 250 City of Industry, CA	91748
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	626-964-5788

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events.

On January 11, 2018, Marina Biotech, Inc. (the “Company”) entered into a binding agreement with Autotelic BIO (“ATB”) pursuant to which, among other things, and subject to the satisfaction of certain conditions on or prior to January 15, 2019, the Company shall grant to ATB a perpetual exclusive right of development and marketing of the Company’s IT-103 product candidate, which is a fixed dose combination of celecoxib and olmesartan medoxomil (the “Product”), at the currently approved dose/approved indications only for celecoxib (100 mg, 200mg and 400mg) for combined hypertension and arthritis only, with such right extending throughout the entire world (excluding the United States and Canada, and the territories of such countries) (the “Territory”). The grant of the license would be memorialized in a definitive license agreement to be entered into between the parties. The conditions to the grant of the license include, without limitation, that: (i) ATB shall obtain funding in a certain specified amount (the “Fundraising”); or (ii) ATB shall obtain a co-development and licensing deal with other third-party pharmaceutical companies with respect to the Product; or (iii) ATB shall obtain a government-sponsored research and development project in the Republic of Korea.

The agreement provides that, following the date on which the license is granted: (A) if ATB should sub-license the Product, ATB and the Company would share all proceeds of such sub-license equally; and (B) if ATB markets the Product on its own, ATB would provide the Company with a royalty equal to a percentage of net profits in the mid-single digits. The agreement also provides that ATB will make a payment to the Company in the amount of $100,000 upon the successful completion of the Fundraising, and a payment to the Company in the amount of $300,000 following the date on which the Company has provided certain specified technology and assistance regarding the manufacturing and production of the Product. The Company will be entitled to the clinical trial data and any enhancements and inventions developed by ATB during this process.

Autotelic LLC, an entity that owns approximately 22% of the issued and outstanding shares of the common stock of the Company and of which Dr. Trieu, the Company’s Executive Chairman, serves as Chief Executive Officer, owns approximately 19% of the issued and outstanding shares of the common stock of ATB.

On January 16, 2018, the Company issued a press release regarding the agreement described in this Item 8.01, which press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release of Marina Biotech, Inc. dated January 16, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marina Biotech, Inc.

January 16, 2018	By:	/s/ Vuong Trieu
	Name:	Vuong Trieu
	Title:	Executive Chairman

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Marina Biotech, Inc. dated January 16, 2018.